Exhibit 23.1


                    KPMG LLP                      Telephone (905) 523-8200
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                    Hamilton ON  L8P 4W7




The Board of Directors

United States Steel Corporation
600 Grant Street, Room 1944
Pittsburgh, PA, U.S.A., 15219-2800

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of United States Steel Corporation of our report dated January 11, 2008, with respect to the consolidated balance sheets of Stelco Inc. (the Company) as of December 31, 2006 and March 31, 2006, and the related consolidated statements of loss, retained deficit, and cash flows for the nine month period ended December 31, 2006 (the consolidated financial statements), which report appears in the Form 8-K/A of United States Steel Corporation dated January 11, 2008:

On Form S-3:        Relating to:
------------        ------------

File No. 333-75148  United States Steel Corporation Dividend Reinvestment and
                    Stock Purchase Plan

File No. 333-108131 United States Steel Corporation Dividend Reinvestment
                    and Stock Purchase Plan

File No. 333-141080 United States Steel Corporation Senior Debt Securities,
                    Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units

On Form S-8:        Relating to:
------------        ------------

File No. 333-76394  United States Steel Corporation 2002 Stock Plan

File No. 333-125221 United States Steel Corporation 2005 Stock Incentive Plan

File No. 333-151438 U. S. Steel Tubular Services Savings Plan

File No. 333-151440 United States Steel Corporation Savings Fund Plan for
                    Salaried Employees




As discussed in Note 1 to the consolidated financial statements, on January 20, 2006, the Ontario Superior Court of Justice approved the Company's Plan of Arrangement and Reorganization (the Plan). The Plan became effective on March 31, 2006 and the Company emerged from Companies' Creditors Arrangement Act protection. In connection with its emergence from Companies' Creditors Arrangement Act protection, the Company adopted fresh-start reporting as of March 31, 2006 as further described in Note 2 to the consolidated financial statements.


The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is dependent upon a strong North American steel market and improving financial results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ KPMG LLP
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Chartered Accountants, Licensed Public Accountants
Hamilton, Canada
December 19, 2008